Exhibit 10.142

EXECUTION VERSION

AMENDMENT NO. 2 TO UNSECURED PROMISSORY NOTE

This Amendment No. 2 to Unsecured Promissory Note (the "Amendment") is made as of this 21st day of July, 2016, by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation ("Maker"), and GREAT HARBOR CAPITAL, LLC, a Delaware limited liability company ("Holder").

WHEREAS, the Maker is indebted to the Holder under a certain Unsecured Promissory Note in the principal amount of Seven Million Dollars ($7,000,000) dated March 21, 2016, as amended by that certain Amendment No. 1 to Unsecured Promissory Note dated April 5, 2016 (as amended, the "Note"); and

WHEREAS, the Borrower and the Holder have agreed to amend the Note in accordance with this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Section 1.04 of the Note is hereby restated in its entirety to read as follows:

1.04 Conversion of Note to Equity. If and upon terms and conditions approved by the Disinterested Members (as defined below) of Maker’s Board of Directors and execution of definitive documents mutually agreed upon by the parties, Holder shall have the right the convert the then outstanding principal and accrued interest due to Holder under this Note into the common stock, par value $0.001 per share, of Twinlab Consolidated Holdings, Inc.; provided, however, that upon such a conversion the “Warrant” (as defined below) shall be cancelled. For purposes of this provision, and solely with respect to the approval of the terms and conditions of conversion pursuant to this Section 1.04, the “Disinterested Members” of Maker’s Board of Directors shall mean those Directors other than B. Thomas Golisano, David Still, any Director appointed by Golisano Holdings pursuant to that certain Voting Agreement in favor of Golisano Holdings, dated October 5, 2015, David Van Andel, Mark Bugge, and any Director appointed by Great Harbor pursuant to that certain Voting Agreement in favor of Great Harbor, dated October 2, 2015.

2.            Section 2.01(c) of the Note is hereby restated in its entirety to read as follows:

(c)          The occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., JL-Mezz Utah, LLC, JL Properties, Inc., Holder, Golisano Holdings LLC ("Golisano Holdings"), JL-Utah Sub, LLC (“JL-US”) and Little Harbor, LLC (“Little Harbor”) and (ii) such indebtedness is accelerated by the creditor or (y) for the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof);

Amendment No. 2 to Unsecured Promissory Note (Great Harbor)

3.            Section 3.11 of the Note is hereby restated in its entirety to read as follows:

3.11         Pari Passu Notes. Maker and Holder acknowledge and agree that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to that (a) certain Unsecured Promissory Note, dated as of January 28, 2016, as amended by Amendment No. 1 dated as of March 21, 2016 and Amendment No. 2 dated April 5, 2016 (the "First Holder Note" and together with this Note, the “Holder Notes”), in the original principal amount of $2,500,000 issued by Maker to Holder, (b) that certain Unsecured Promissory Note, dated as of January 28, 2016, as amended by Amendment No. 1 dated as of March 21, 2016 and Amendment No. 2 dated April 5, 2016 (the "First Golisano Holdings Note"), in the original principal amount of $2,500,000 issued by Maker to Golisano Holdings, that certain Unsecured Promissory Note, dated as of March 21, 2016, as amended by Amendment No. 1 dated as of April 5, 2016, in the original principal amount of $7,000,000 issued by Maker to Golisano Holdings (the "Second Golisano Holdings Note"), and that certain Unsecured Delayed Draw Promissory Note dated July 21, 2016 (the “Third Golisano Holdings Note” and together and collectively with the First Golisano Holdings Note and the Second Golisano Holdings Note, the "Golisano Holdings Notes") in the original principal amount of $4,769,996 (or such lesser amount as is drawn pursuant to the terms thereof) issued by Maker to Holder, (c) that certain promissory note, dated as of April 5, 2016, in the original principal amount of $500,000 issued by Maker to JL-US (the “JL-US Note”), and (d) that certain Unsecured Delayed Draw Promissory Note dated July 21, 2016 (the "Little Harbor Note") in the original principal amount of $4,769,996 (or such lesser amount as is drawn pursuant to the terms thereof) issued by Maker to Little Harbor. Maker and Holder acknowledge and agree that all payments of principal and interest on all of the Holder Notes, the Great Harbor Notes, the JL-US Note and the Little Harbor Note (collectively, the "Investor Notes") shall all be made pro rata with respect to each such Investor Note based on the unpaid principal balance under all Investor Notes. If Holder receives any payment or other amount with respect to this Note and the other Holder Notes in excess of that which it is entitled to under this Section 3.11, it shall, and shall be deemed to, hold such excess amount in trust for the benefit of Golisano Holdings, Little Harbor and JL-US to the extent each is entitled thereto and shall pay such excess amount over to Golisano Holdings, Little Harbor and/or JL-US, as applicable, as promptly as practicable. Maker and Holder hereby agree that Golisano Holdings, Little Harbor and JL-US are each an express third party beneficiary of this Section 3.11 and it shall not be amended or modified without the express written consent of Golisano Holdings, Little Harbor and JL-US.

4.            Except as expressly amended hereby, all terms and conditions of the Note shall remain in full force and effect.

5.            Upon the effectiveness of this Amendment, each reference in the Note to "the Note," "this Note," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Note, as amended by this Amendment.

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6.            This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the subject matter hereof. To the extent of any conflict between the terms and conditions of this Amendment and the Note, the terms and conditions of this Amendment shall govern.

7.            This Amendment may be executed in one or more counterparts, including by means of facsimile and/or portable document format, each of which shall be an original and all of which shall together constitute one and the same document.

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EXECUTION VERSION

IN WITNESS WHEREOF, Maker and Holder have executed this Amendment as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Naomi Whittel
Name: Naomi Whittel
Title: Chief Executive Officer

GREAT HARBOR CAPITAL, LLC

By:	/s/ Mark J. Bugge
Mark J. Bugge
Title: Secretary

The undersigned hereby consent to this Amendment No. 2 to Unsecured Promissory Note.

GOLISANO HOLDINGS LLC

/s/ B. Thomas Golisano
B. Thomas Golisano
Title: Member

JL-Utah Sub, LLC

/s/ Jonathan B. Rubini
Jonathan B. Rubini
Title: Managing Member

Amendment No. 2 to Unsecured Promissory Note (Great Harbor)